EXHIBIT 21.1

SUBSIDIARIES OF INNOPHOS HOLDINGS, INC.
Company	Ownership*	Jurisdiction
Innophos Investments Holdings, Inc.	Innophos Holdings, Inc.	Delaware
Innophos, Inc.	Innophos Investments Holdings, Inc.	Delaware
Woody IV, LLC	Innophos Investments Holdings, Inc.	Utah
Innophos Nutrition, Inc.	Innophos, Inc.	Delaware
Innophos (Gibraltar) Investments Holdings Limited	Innophos, Inc.	Gibraltar
Novel Ingredient Holdings, Inc.	Innophos, Inc.	Delaware
Novel Ingredient Investment Holdings, Inc.	Novel Ingredient Holdings, Inc.	Delaware
Novel Ingredient Services, LLC	Novel Ingredient Investment Holdings, Inc.	New Jersey
Advantra Z, Inc.	Novel Ingredient Investment Holdings, Inc.	New Jersey
NutraGenesis, LLC	Novel Ingredient Services, LLC	Vermont
Icon Group, LLC	Novel Ingredient Services, LLC	Vermont
Tradeworks Group Inc.	Novel Ingredient Services, LLC	Delaware
Innophos (Gibraltar) Investments Limited	Innophos (Gibraltar) Investments Holdings Limited	Gibraltar
Innophos Investments IV, LLC	Innophos (Gibraltar) Investments Limited	Delaware
Innophos (Gibraltar) Holdings Limited	Innophos, Inc.	Gibraltar
Innophos (Gibraltar) Limited	Innophos (Gibraltar) Holdings Limited	Gibraltar
Innophos Netherlands Investments Holdings C.V.	Innophos (Gibraltar) Holdings Limited	Netherlands
Innophos Investments III, LLC	Innophos Netherlands Investments Holdings C.V.	Delaware
Innophos Netherlands Holdings B.V.	Innophos Netherlands Investments Holdings C.V.	Netherlands
Innophos Brasil Importacão, Exportacão e Comercializacão de Produtos Quimicos Ltda	Innophos Netherlands Holdings B.V.	Brazil
Innophos, SRL	Innophos Netherlands Holdings B.V.	Argentina
Innophos Germany GmbH	Innophos Netherlands Holdings B.V.	Germany
Innophos Canada Holdings B.V.	Innophos Netherlands Holdings B.V.	Netherlands
Innophos Canada, Inc.	Innophos Canada Holdings B.V.	Ontario, Canada
Innophos (Hong Kong) Limited	Innophos Netherlands Holdings B.V.	Hong Kong (China)
Innophos (Taicang) Food Ingredients Manufacturing Co., Ltd.	Innophos (Hong Kong) Limited	China
Innophos (Taicang) Trading Co., Ltd.	Innophos (Hong Kong) Limited	China
Innophos International Holdings B.V.	Innophos Netherlands Holdings B.V.	Netherlands
Innophos Mexico Holdings, LLC	Innophos International Holdings B.V.	Delaware

SUBSIDIARIES OF INNOPHOS HOLDINGS, INC.
Company	Ownership*	Jurisdiction
Innophos Mexicana, S. de R.L. de C.V.	Innophos Mexico Holdings, LLC	Mexico
Innophos TGI, S. R.L. de C.V.	Innophos Mexicana, S. de R.L. de C.V.	Mexico
Innophos Fosfatados de Mexico, S. de R.L. de C.V.	Innophos TGI, S. R.L. de C.V.	Mexico
Innophos Servicios de Mexico, S. de R.L. de C.V.	Innophos Mexicana, S. de R.L. de C.V.	Mexico

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*100% by direct parent, except in each of the Mexican entities, as well as Innophos Netherlands Investments Holdings C.V., Innophos, SRL and Innophos Brasil Importacao, Exportacao e Commercializacao de Produtos Quimicos Ltda where minority qualifying interests are held by other affiliates.